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                                                                   Exhibit 24.1


                   SUPERMARKETS GENERAL HOLDINGS CORPORATION

                                POWER OF ATTORNEY

         The undersigned, a director of Supermarkets General Holdings Corporation (the "Company"), a Delaware corporation, which intends to file with the United States Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934 (the "'34 Act"), as amended, each year an Annual Report on Form 10-K, or such other form appropriate for the purpose, pursuant to Section 13 or 15(d) of the '34 Act, together with possible amendments thereto, constitutes and appoints Joseph W. Adelhardt and Marc A. Strassler, and each of them, severally, as true and lawful attorney or attorneys, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign in any and all capacities and file or cause to be filed said Annual Report on Form 10-K, and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, and hereby grants to the said attorneys, and each of them, severally, full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all capacities, any and all acts and things whatsoever necessary or appropriate to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming the acts of said attorneys and each of them.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 15th day of April, 1998.



                                          /s/ Robert J. Mylod, Jr.
                                          --------------------------
                                              Robert J. Mylod, Jr.